Exhibit 99.1

Makamer, Inc.

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of:

Makamer, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Makamer, Inc. (the “Company”) as of December 31, 2021, the related statements of operations, changes in stockholders’ deficit and cash flows for the year ended December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for each of the year ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Notes payable from related party

As discussed in Notes 3 and 7 to the financial statements, the Company issued unsecured promissory notes to related parties in exchange for cash.

Evaluating the identification of related party transactions was highly judgmental as it involved our assessment to determine such transactions were identified by the Company.

We obtained an understanding of the Company’s certain internal controls related to the identification of related party transactions. We evaluated the sufficiency of audit evidence obtained by assessing the results of procedures performed over the identification of related party transactions.

Founders stock value

As discussed in Notes 5 and 7 to the financial statements, the Company issued founders shares to its Founder, Treasurer, and a Board member. The company estimated the fair value of the founders stock based on the estimated fair value.

We reviewed the founder agreements and managements valuation methodology to determine the fair value of the shares.

/s/ Liggett & Webb, P.A.

LIGGETT & WEBB, P.A.

Certified Public Accountants

We have served as the Company’s auditor since 2022

Boynton Beach, Florida

June 16, 2022

Makamer, Inc.

Balance Sheet

December 31, 2021

Assets

Current Assets
Cash	$72,288
Total Current Assets	72,288

Intangible Assets	11,650

Total Assets	$83,938

Liabilities and Stockholders’ Deficit

Current Liabilities
Accounts payable	$48,782
Notes payable - related party	184,990
Total Current Liabilities	233,772

Total Liabilities	233,772

Commitments and Contingencies (See Note 6)	-

Stockholders’ Deficit
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding, respectively	-
Common stock, $0.0001 par value, 20,000,000 shares authorized 17,410,000 issued and outstanding	1,741
Additional paid-in capital	179,959
Accumulated deficit	(331,534)
Total Stockholders’ Deficit	(149,834)

Total Liabilities and Stockholders’ Deficit	$83,938

The accompanying notes are an integral part of these financial statements

Makamer, Inc.

Statement of Operations

For the Period from September 3, 2021 (Inception) to December 31, 2021

Operating Expenses
Research and development	$146,020
General and administrative expenses	185,514
Total Operating Expenses	331,534

Loss from Operations	(331,534)

LOSS FROM OPERATIONS BEFORE INCOME TAXES	(331,534)

Provision for Income Taxes	-

Net loss	$(331,534)

Loss per share - basic and diluted	$(0.02)

Weighted average number of shares - basic and diluted	16,280,420

The accompanying notes are an integral part of these financial statements

Makamer, Inc.

Statement of Changes in Stockholders’ Deficit

For the Period from September 3, 2021 (Inception) to December 31, 2021

					Additional		Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance, September 3, 2021 (inception)	-	-	-	-	-	-	-

Stock issued for services - related parties ($0.0001/share)	-	-	17,000,000	1,700	-	-	1,700

Stock issued for cash ($1/share)	-	-	80,000	8	79,992	-	80,000

Stock issued for cash - related party ($0.303/share)	-	-	330,000	33	99,967	-	100,000

Net loss for the period from September 3, 2021 to December 31, 2021	-	-	-	-	-	(331,534)	(331,534)

Balance, December 31, 2021	-	$-	17,410,000	$1,741	$179,959	$(331,534)	$(149,834)

The accompanying notes are an integral part of these financial statements

Makamer, Inc.

Statement of Cash Flows

For the Period from September 3, 2021 (Inception) to December 31, 2021

Cash Flows from Operating activities
Net loss	$(331,534)
Adjustments to reconcile net loss to net cash used in operations Stock issued to founders for services rendered	1,700
Changes in operating assets and liabilities Increase in accounts payable and accrued expenses	48,782
Net cash used in operating activities	(281,052)

Cash Flows from Investing activities
Purchase of intangible assets	(11,650)
Net cash used in investing activities	(11,650)

Cash Flows from Financing activities
Proceeds from issuance of note payable - related party	374,990
Repayment of note payable - related party	(190,000)
Stock issued for cash	180,000
Net cash provided by financing activities	364,990

Net increase in cash	72,288

Cash - beginning of period	-

Cash - end of period	$72,288

Supplemental disclosure of cash flow information
Cash paid for interest	$-
Cash paid for income tax	$-

The accompanying notes are an integral part of these financial statements

MAKAMER, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD ENDED DECEMBER 31, 2021

Note 1 - Organization and Nature of Operations

Organization and Nature of Operations

Makamer, Inc. (collectively, “Makamer”, “we”, “us”, “our” or the “Company”) was incorporated in Delaware on September 3, 2021.

The Company is committed to revolutionize the plastics industry with the state-of-the-art bio-optimized technologies to keep thermoplastic out of landfills and environment.  Makamer was founded on the basis to solve the crisis of plastic pollution through sustainability engineering which will fundamentally change the way the world interacts with Makamer packaging products.

Makamer is a business whose planned principal operations are the research and development, manufacture, sales and marketing of bioplastics technologies and biodegradable products. The Company is currently conducting research and development activities advancing the bioplastics technologies and to operationalize certain provisional patented technologies that the Company owns so it can manufacture range of biodegradable products such as biodegradable resins, grocery bags, trash bags, straws, and cutleries etc.

In September 2021, the Company secured a research facility in McMaster University at the Department of Chemical Engineering, which houses its key research and development activities. In May 2022, the Company further secured additional laboratory facility in Inglewood, California, which houses its employees and research and development activities in California. The Company also is in the process of raising additional equity capital to support the on-going development activities and to begin the scale up manufacturing, sales and marketing of resins and products as soon as possible.

The Company’s activities are subject to significant risks and uncertainties, including failing to secure additional funding to operationalize the Company’s current technology before another company develops similar technology.

The Company’s accounting year end is December 31st.

Impact of COVID-19

The ongoing COVID-19 global and national health emergency has caused significant disruption in the international and United States economies and financial markets. In March 2020, the World Health Organization declared the COVID-19 outbreak a pandemic. The spread of COVID-19 has caused illness, quarantines, cancellation of events and travel, business and school shutdowns, reduction in business activity and financial transactions, labor shortages, supply chain interruptions and overall economic and financial market instability. The COVID-19 pandemic has the potential to significantly impact the Company’s supply chain, distribution centers, or logistics and other service providers.

In addition, a severe prolonged economic downturn could result in a variety of risks to the business, including weakened demand for products and services and a decreased ability to raise additional capital when needed on acceptable terms, if at all. As the situation continues to evolve, the Company will continue to closely monitor market conditions and respond accordingly.

To date, we have maintained uninterrupted business operations with normal turnaround times for servicing our customers. We have implemented adjustments to our operations designed to keep employees safe and comply with federal, state, and local guidelines, including those regarding social distancing. The extent to which COVID19 may further impact the Company’s business, results of operations, financial condition and cash flows will depend on future developments, which are highly uncertain and cannot be predicted with confidence. In response to COVID-19, the United States government has passed legislation and taken other actions to provide financial relief to companies and other organizations affected by the pandemic.

The ultimate impact of the COVID-19 pandemic on the Company’s operations is unknown and will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the COVID-19 outbreak, new information which may emerge concerning the severity of the COVID-19 pandemic, and any additional preventative and protective actions that governments, or the Company, may direct, which may result in an extended period of continued business disruption, reduced customer traffic and reduced operations.

MAKAMER, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD ENDED DECEMBER 31, 2021

Any resulting financial impact cannot be reasonably estimated at this time but is anticipated to have a material adverse impact on our business, financial condition, and results of operations.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Liquidity, Going Concern and Management’s Plans

These financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.

As reflected in the accompanying financial statements, for the period ended December 31, 2021, the Company had:

●	Net loss of $331,534; and

●	Net cash used in operations was $281,052

Additionally, for the period ended December 31, 2021, the Company had:

●	Accumulated deficit of $331,534

●	Stockholders’ deficit of $149,834; and

●	Working capital deficit of $161,484

The Company has cash on hand of $72,288 at December 31, 2021. Although the Company intends to raise additional debt (third party and related party lenders) or equity capital (historically shareholder capital contributions and third-party debt), the Company expects to incur losses from operations and have negative cash flows from operating activities for the near-term. These losses could be significant as the Company executes its business plan.

These factors create substantial doubt about the Company’s ability to continue as a going concern within the twelve-month period subsequent to the date that these financial statements are issued. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Accordingly, the financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.

Management’s strategic plans include the following:

●	Pursuing additional capital raising opportunities,

●	Continuing research and development on advancing bioplastics technologies, executing and commercializing its business operations,

●	Continuing to secure supply chain and execute strategic partnering or distribution opportunities; and

●	Identifying unique market opportunities that represent potential positive short-term cash flow.

MAKAMER, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD ENDED DECEMBER 31, 2021

Note 2 - Summary of Significant Accounting Policies

Business Segments

The Company uses the “management approach” to identify its reportable segments. The management approach requires companies to report segment financial information consistent with information used by management for making operating decisions and assessing performance as the basis for identifying the Company’s reportable segments. The Company has identified one single reportable operating segment. The Company manages its business on the basis of one operating and reportable segment.

Use of Estimates

Preparing financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates, and those estimates may be material.

Changes in estimates are recorded in the period in which they become known. The Company bases its estimates on historical experience and other assumptions, which include both quantitative and qualitative assessments that it believes to be reasonable under the circumstances.

Fair Value of Financial Instruments

The Company accounts for financial instruments under Financial Accounting Standards Board (“FASB”) ASC 820, Fair Value Measurements. ASC 820 provides a framework for measuring fair value and requires disclosures regarding fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, based on the Company’s principal or, in absence of a principal, most advantageous market for the specific asset or liability.

The Company uses a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a non-recurring basis, in periods subsequent to their initial measurement. The hierarchy requires the Company to use observable inputs when available, and to minimize the use of unobservable inputs, when determining fair value.

The three tiers are defined as follows:

●	Level 1 — Observable inputs that reflect quoted market prices (unadjusted) for identical assets or liabilities in active markets;

●	Level 2 — Observable inputs other than quoted prices in active markets that are observable either directly or indirectly in the marketplace for identical or similar assets and liabilities; and

●	Level 3 — Unobservable inputs that are supported by little or no market data, which require the Company to develop its own assumptions.

MAKAMER, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD ENDED DECEMBER 31, 2021

The determination of fair value and the assessment of a measurement’s placement within the hierarchy requires judgment. Level 3 valuations often involve a higher degree of judgment and complexity. Level 3 valuations may require the use of various cost, market, or income valuation methodologies applied to unobservable management estimates and assumptions. Management’s assumptions could vary depending on the asset or liability valued and the valuation method used. Such assumptions could include estimates of prices, earnings, costs, actions of market participants, market factors, or the weighting of various valuation methods. The Company may also engage external advisors to assist us in determining fair value, as appropriate.

Although the Company believes that the recorded fair value of our financial instruments is appropriate, these fair values may not be indicative of net realizable value or reflective of future fair values.

The Company’s financial instruments, including cash, is carried at historical cost. At December 31, 2021, the carrying amounts of these instruments approximated their fair values because of the short-term nature of these instruments. ASC 825-10 “Financial Instruments” allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (“fair value option”). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding financial instruments.

Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less at the purchase date and money market accounts to be cash equivalents.

At December 31, 2021, the Company did not have any cash equivalents.

Intangible Assets

We account for domain names and patents in accordance with ASC 350-30, General Intangibles Other than Goodwill. We capitalize patent costs representing legal fees associated with filing patent applications and amortize them on a straight-line basis. We are in the process of evaluating the estimated useful life of our patents and will begin amortizing the patents when they are brought to the market or otherwise commercialized.

Income Taxes

The Company accounts for income tax using the asset and liability method prescribed by ASC 740, “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of ASC 740 “Income Taxes”. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. As of December 31, 2021, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements.

The Company recognizes interest and penalties related to uncertain income tax positions in other expense. No interest and penalties related to uncertain income tax positions were recorded for the period ended December 31, 2021. As of December 31, 2021, tax year 2021 remains open for IRS audit.

MAKAMER, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD ENDED DECEMBER 31, 2021

Basic and Diluted Earnings (Loss) per Share

Pursuant to ASC 260-10-45, basic loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the periods presented. Diluted loss per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period. Potentially dilutive common shares may consist of common stock issuable for stock options and warrants (using the treasury stock method), convertible notes and common stock issuable. These common stock equivalents may be dilutive in the future.

The Company did not have any potentially dilutive equity securities outstanding as of December 31, 2021.

Related Parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.

Recent Accounting Standards

Changes to accounting principles are established by the FASB in the form of ASUs to the FASB’s Codification. We consider the applicability and impact of all ASUs on our financial position, results of operations, stockholders’ deficit, cash flows, or presentation thereof. Management has evaluated all recent accounting pronouncements as issued by the FASB in the form of Accounting Standards Updates (“ASU”) through the date these financial statements were available to be issued and found no recent accounting pronouncements issued, but not yet effective accounting pronouncements, when adopted, will have a material impact on the financial statements of the Company.

In August 2020, FASB issued ASU 2020-06, Accounting for Convertible Instruments and Contracts in an Entity; Own Equity (“ASU 2020-06”), as part of its overall simplification initiative to reduce costs and complexity of applying accounting standards while maintaining or improving the usefulness of the information provided to users of financial statements. Among other changes, the new guidance removes from GAAP separation models for convertible debt that require the convertible debt to be separated into a debt and equity component, unless the conversion feature is required to be bifurcated and accounted for as a derivative or the debt is issued at a substantial premium. As a result, after adopting the guidance, entities will no longer separately present such embedded conversion features in equity and will instead account for the convertible debt wholly as debt. The new guidance also requires use of the “if-converted” method when calculating the dilutive impact of convertible debt on earnings per share, which is consistent with the Company’s current accounting treatment under the current guidance. The guidance is effective for financial statements issued for fiscal years beginning after December 15, 2021, and interim periods within those fiscal years, with early adoption permitted, but only at the beginning of the fiscal year. The Company will adopt the guidance under ASU 2020-06 on January 1, 2022. The adoption of this guidance is not expected to have any material impact on the Company’s financial statements.

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs are included as a component of general and administrative expense in the statements of operations.

For the period from September 3, 2021 (inception) to December 31, 2021, the Company recognized $49,700 in marketing and advertising costs.

MAKAMER, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD ENDED DECEMBER 31, 2021

Stock-Based Compensation

The Company accounts for our stock-based compensation under ASC 718 “Compensation – Stock Compensation” using the fair value-based method. Under this method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. This guidance establishes standards for the accounting for transactions in which an entity exchanges it equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments.

The Company uses the fair value method for equity instruments granted to non-employees and use the Black-Scholes model for measuring the fair value of options.

The fair value of stock-based compensation is determined as of the date of the grant or the date at which the performance of the services is completed (measurement date) and is recognized over the vesting periods.

When determining fair value, the Company considers the following assumptions in the Black-Scholes model:

●	Exercise price,

●	Expected dividends,

●	Expected volatility,

●	Risk-free interest rate; and

●	Expected life of option

Research and Development

Research and development (“R&D”) costs are expensed as incurred. Major components of research and development costs include fees paid to consultants and other entities that conduct certain research and development activities on the Company’s behalf. Costs for research and development activities are recognized based on the terms of the individual arrangements, which may differ from the timing of receipt of invoices and payment of invoices and are reflected in the financial statements as an accrued expense.

For the period from September 3, 2021 (inception) to December 31, 2021, the Company expensed $146,020 in research and development costs.

Operating Lease

From time to time we may enter into operating lease or sub-lease agreements, including our corporate headquarters. We account for leases in accordance with ASC Topic 842: Leases, which requires a lessee to utilize the right-of-use model and to record a right-of-use asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases are classified as either financing or operating, with classification affecting the pattern of expense recognition in the statement of operations. In addition, a lessor is required to classify leases as either sales-type, financing or operating. A lease will be treated as a sale if it transfers all of the risks and rewards, as well as control of the underlying asset, to the lessee. If risks and rewards are conveyed without the transfer of control, the lease is treated as financing. If the lessor does not convey risk and rewards or control, the lease is treated as operating. We determine if an arrangement is a lease, or contains a lease, at inception and record the lease in our financial statements upon lease commencement, which is the date when the underlying asset is made available for use by the lessor.

MAKAMER, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD ENDED DECEMBER 31, 2021

Right-of-use assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments over the lease term. Lease right-of-use assets and liabilities at commencement are initially measured at the present value of lease payments over the lease term. We generally use our incremental borrowing rate based on the information available at commencement to determine the present value of lease payments except when an implicit interest rate is readily determinable. We determine our incremental borrowing rate based on market sources including relevant industry data.

We have lease agreements with lease and non-lease components and have elected to utilize the practical expedient to account for lease and non-lease components together as a single combined lease component, from both a lessee and lessor perspective with the exception of direct sales-type leases and production equipment classes embedded in supply agreements. From a lessor perspective, the timing and pattern of transfer are the same for the non-lease components and associated lease component and, the lease component, if accounted for separately, would be classified as an operating lease.

We have elected not to present short-term leases on the balance sheet as these leases have a lease term of 12 months or less at lease inception and do not contain purchase options or renewal terms that we are reasonably certain to exercise. All other lease assets and lease liabilities are recognized based on the present value of lease payments over the lease term at commencement date. Because most of our leases do not provide an implicit rate of return, we used our incremental borrowing rate based on the information available at lease commencement date in determining the present value of lease payments.

Our leases, where we are the lessee, do not include an option to extend the lease term. Our lease also includes an option to terminate the lease prior to the end of the agreed upon lease term. For purposes of calculating lease liabilities, lease term would include options to extend or terminate the lease when it is reasonably certain that we will exercise such options.

Lease expense for operating leases is recognized on a straight-line basis over the lease term as an operating expense, included as a component of general and administrative expenses, in the accompanying statements of operations.

Certain operating leases provide for annual increases to lease payments based on an index or rate, our lease has no stated increase, payments were fixed at lease inception. We calculate the present value of future lease payments based on the index or rate at the lease commencement date. Differences between the calculated lease payment and actual payment are expensed as incurred.

See Note 8.

MAKAMER, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD ENDED DECEMBER 31, 2021

Note 3 – Notes Payable- Related Party

On October 1, 2021, the Company issued a promissory note to the Company’s President for $24,990. The note was unsecured, non-interest bearing and due on demand. As of December 31, 2021, the balance was $24,990. On March 15, 2022, the Company repaid $24,990 (See Notes 7 and 8).

On October 2, 2021, the Company issued a promissory note to an entity controlled by the Company’s President for $350,000. The note was unsecured, non-interest bearing and due in three years. During the period ended December 31, 2021, the Company repaid $190,000. As of December 31, 2021, the balance was $160,000. The remaining principal of $160,000 was repaid during the first quarter of 2022 (See Notes 7 and 8).

Note 4 – Income Taxes

The Company’s tax expense differs from the “expected” tax expense for the period (computed by applying the blended corporate tax rate of 21% to loss before taxes), are approximately as follows:

December 31, 2021
Expected tax expense (benefit) - Federal	$(63,467)
Expected tax expense (benefit) - State	(29,308)
Subtotal	(92,775)
Change in valuation allowance	92,775
Actual tax expense (benefit)	$-

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31, 2021, are approximately as follows:

December 31, 2021
Gross Deferred Tax Assets
Net operating loss carryforwards	$92,775
Total deferred tax assets	92,775
Less: valuation allowance	(92,775)
Net deferred tax asset recorded	$-

Deferred tax assets and liabilities are computed by applying the federal and state income tax rates in effect to the gross amounts of temporary differences and other tax attributes, such as net operating loss carryforwards. In assessing if the deferred tax assets will be realized, the Company considers whether it is more likely than not that some or all of these deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which these deductible temporary differences reverse.

MAKAMER, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD ENDED DECEMBER 31, 2021

During the period ended December 31, 2021, the valuation allowance increased by $92,775. The total valuation allowance results from the Company’s estimate of its inability to recover its net deferred tax assets.

At December 31, 2021, the Company has federal and state net operating loss carryforwards, which are available to offset future taxable income, of $92,775. The Company is in the process of analyzing their NOL and has not determined if the company has had any change of control issues that could limit the future use of these NOL’s. NOL carryforwards that were generated after 2017 of $92,775 may only be used to offset 80% of taxable income and are carried forward indefinitely.

These carryforwards may be subject to an annual limitation under Section 382 and 383 of the Internal Revenue Code of 1986, and similar state provisions if the Company experienced one or more ownership changes which would limit the amount of NOL and tax credit carryforwards that can be utilized to offset future taxable income and tax, respectively. In general, an ownership change, as defined by Section 382 and 383, results from transactions increasing ownership of certain stockholders or public groups in the stock of the corporation by more than 50 percentage points over a three-year period. The Company has not completed an IRC Section 382/383 analysis. If a change in ownership were to have occurred, NOL and tax credit carryforwards could be eliminated or restricted.

If eliminated, the related asset would be removed from the deferred tax asset schedule with a corresponding reduction in the valuation allowance. Due to the existence of the valuation allowance, limitations created by future ownership changes, if any, will not impact the Company’s effective tax rate.

The Company files corporate income tax returns in the United States jurisdiction. Due to the Company’s net operating loss posture, all tax years are open and subject to income tax examination by tax authorities. The Company’s policy is to recognize interest expense and penalties related to income tax matters as tax expense. At December 31, 2021, there are no unrecognized tax benefits, and there are no significant accruals for interest related to unrecognized tax benefits or tax penalties.

MAKAMER, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD ENDED DECEMBER 31, 2021

Note 5 – Stockholders’ Deficit

The Company has two (2) class of stock:

Common Stock

-	20,000,000 shares authorized

-	$0.0001 par value

-	Voting at 1 vote per share

Preferred Stock

-	5,000,000 shares authorized

-	$0.0001 par value

-	No voting rights

Stock Issued for Services – Related Parties

In September 2021, the Company issued 17,000,000 shares of common stock to its founder, treasurer, and Board member for aggregate consideration of $1,700 consisting of services rendered. The Company valued these shares at $0.0001/share (See Note 7).

Stock Issued for Cash

In October 2021, the Company issued 330,000 shares of common stock to a related party for $100,000 ($0.303/share) (See Note 7).

In November 2021, the Company issued 80,000 shares of common stock for $80,000 ($1/share).

MAKAMER, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD ENDED DECEMBER 31, 2021

Note 6 – Commitments

Employment Agreements – Related Parties

On September 13, 2021, the Company entered into an employment agreement with its President, effective October 1, 2021. The initial term of the agreement is through October 1, 2024, at an annual salary of $120,000. An annual salary will increase to $350,000 upon Company’s common stock listed from OTC Markets-Pink Sheets to NASDAQ (the “Uplist”) or becoming a publicly traded Company. In addition, for each calendar year ending during the term of the agreement, the employee is eligible to receive an annual bonus with a target amount equal to 55% of the base salary earned by the employee. The employee is also entitled to a performance bonus of $100,000 if the Company merges with public Company or if the stock becomes public and trading on a public exchange or if the employee arranges for a documentary to be produced based on the Company, which is schedule to be released on television, streaming, or otherwise widely distributed. The employee was also granted 16,000,000 shares of the Company’s stock at the beginning of employment. The Company valued these shares at $0.0001/share with a fair value of $1,600 (See Note 5). During the employment period, the employee is also entitled to a guaranteed annual bonus for $100,000 for the first year of employment and $350,000 for each of the second and third year of employment. The guaranteed bonus is to be paid on a semi-annual basis with the first payment due six months from the date of the agreement. Effective November 16, 2021, and until March 31, 2022, the Company held off on paying and accruing any payroll. For the period ended December 31, 2021, the Company expensed $15,000 as a component of general and administrative expenses in the statements of operations (See Note 7).

On September 13, 2021, the Company entered into an employment agreement with its Chief Financial Officer, effective October 1, 2021. The initial term of the agreement is through October 1, 2024, at an annual salary of $120,000. An annual salary will increase to $220,000 upon Company’s common stock listed from OTC Markets-Pink Sheets to NASDAQ (the “Uplist”) or becoming a publicly traded Company. In addition, for each calendar year ending during the term of the agreement, the employee is eligible to receive an annual bonus with a target amount equal to 55% of the base salary earned by the employee. The employee was also granted 900,000 shares of the Company’s stock at the beginning of employment. The Company valued these shares at $0.0001/share with a fair value of $900 (See Note 5). During the employment period, the employee is also entitled to a guaranteed annual bonus for $100,000 for the first year of employment and $350,000 for each of the second and third year of employment. The guaranteed bonus is to be paid on a semi-annual basis with the first payment due six months from the date of the agreement. Effective November 16, 2021, and until March 31, 2022, the Company held off on paying and accruing any payroll. For the period ended December 31, 2021, the Company has expensed $15,000 as a component of general and administrative expenses in the statements of operations As of April 1, 2022, employee monthly salary is reduced to $5,000 per month (See Notes 7 and 8).

Employment Agreements

On September 15, 2021, the Company entered into an employment agreement with an employee at an annual salary of $120,000 effective October 1, 2021. Starting with January 1, 2022, the salary will be $60,000. In addition, for each calendar year ending during the term of the agreement, the employee is eligible upon the Company’s discretion an annual bonus equal to 5% of the base salary. The employee will also be granted 375,000 shares of the Company’s stock upon Company up list or becoming a publicly traded Company. As of December 31, 2021, no bonus and stock options were issued and accrued. Effective November 16, 2021, and until March 31, 2022, the Company held off on paying and accruing any payroll. For the period ended December 31, 2021, the Company expensed $15,000 as component of general and administrative expenses in the statements of operations.

Consulting Agreement – Related Party

On October 1, 2021, the Company entered into a consulting agreement with its Chief Operating Officer to provide consulting services and operation duties. The agreement will continue, until either party terminates, at a monthly project fee of $5,000. The consultant will also receive 1.5% of the funding as compensation for his role in raising funds for company after Company receives $5,000,000 in funding that results from the consultant’s efforts. The consultant is also eligible to receive 60,000 shares of common stock in 180 days upon the execution of the agreement and an additional 40,000 shares of common Stock one year after entering the consulting agreement. As of December 31, 2021, no stock was issued and accrued. Effective November 2021, and until March 31, 2022, the Company held off on paying and accruing any payroll. For the period ended December 31, 2021, the Company expensed $5,000 as a component of general and administrative expenses in the statements of operations (See Note 7).

MAKAMER, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD ENDED DECEMBER 31, 2021

Consulting Agreements

On September 13, 2021, the Company entered into a consulting agreement to provide research and development services, effective October 1, 2021. The agreement will continue, until either party terminates, at a monthly project fee of $10,000. The consultant is also eligible to receive 375,000 shares of common stock upon Company becoming public. As of December 31, 2021, no bonus and stock options were issued and accrued. For the period ended December 31, 2021, the Company expensed $30,000 as a component of general and administrative expenses in the statements of operations.

On October 1, 2021, the Company entered into a consulting agreement with its Chief Investment Officer to raise capital and investor relations. The agreement will continue, until either party terminates, at a monthly project fee of $5,000. The consultant will also receive 1.5% of the funding as compensation for his role in raising funds for company after Company receives $5,000,000 or more in funds that results from the consultant’s efforts. The consultant is also eligible to receive 60,000 shares of common stock 180 days upon the execution of the agreement, and additional 40,000 shares of common stock upon 360 days. For the period ended December 31, 2021, no stock was issued nor accrued. Effective November 2021, and until March 31, 2022, the Company held off on paying and accruing any payroll. For the period ended December 31, 2021, the Company expensed $5,000 as a component of general and administrative expenses in the statements of operations.

On October 1, 2021, the Company entered into a consulting agreement to serve as a VP of Health and Education and to provide services in health and education awareness, sales and marking development. The agreement has a one-year term. The consultant is to receive 20,000 shares of company stock upon Company merging or becoming public. For the period ended December 31, 2021, no shares were issued. In Addition, on April 1, 2022, the Company entered into a service agreement, the agreement will continue, until either party terminates, at a monthly project fee of $5,000 (See Note 8).

On October 1, 2021, the Company entered into a consulting agreement to provide advisory services. The agreement has a term of eighteen months from the effective date. The agreement can be terminated at any time. The consultant is to receive 300,000 shares of company stock upon Company merging or becoming public. For the period ended December 31, 2021, no shares were issued.

On October 1, 2021, the Company entered into a consulting agreement to provide sales and advisory services. The agreement has a one-year term. The consultant is to receive 50,000 shares of company stock. For the period ended December 31, 2021, no shares were issued. In Addition, on April 1, 2022, the Company entered into a six-month service agreement at a monthly project fee of $5,000 (See Note 8).

On October 1, 2021, the Company entered into a consulting agreement to provide public relations services on capital raising and investor relations. The agreement has an eighteen-month term. The consultant is to receive 400,000 shares of company stock upon Company merging or becoming public. For the period ended December 31, 2021, no shares were issued.

On October 1, 2021, the Company entered into a consulting agreement to provide advisory services and consulting services. The agreement has an eight-month term. The consultant is to receive 200,000 shares of company stock per share upon Company merging or becoming public. For the period ended December 31, 2021, no shares were issued.

On October 1, 2021, the Company entered into a consulting agreement to provide legal services. The consultant is to receive 10,000 shares of company stock per share upon Company merging or becoming public. For the period ended December 31, 2021, no shares were issued.

On October 1, 2021, the Company entered into a consulting agreement, to provide advisory and consulting servicing, commencing on October 1, 2021, and ending on November 15, 2021, at a monthly project fee of $5,000. For the period ended December 31, 2021, the Company expensed $7,500 as a component of general and administrative expenses in the statements of operations.

On October 1, 2021, the Company entered into a consulting agreement to provide marketing and advertising services. The agreement has a one-year term. The consultant is to receive 20,000 shares of company stock upon Company merging or becoming public. For the period ended December 31, 2021, no shares were issued. In addition, on April 1, 2022, the Company entered into a six-month service agreement at a monthly project fee of $5,000 (See Note 8).

Research and Development Agreement

On September 27, 2021, the Company entered into research and development agreement to further advance, develop and commercialize certain technologies and treatments. The Company will pay developmental and regulatory milestone payments as incurred. For the period ended December 31, 2021, the Company expensed $143,520 as part of the research and development expense. As of December 31, 2021, $45,200 was accrued.

MAKAMER, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD ENDED DECEMBER 31, 2021

Note 7 – Related Party Transactions

In September 2021, the Company issued 17,000,000 shares of common stock to its founder, treasurer, and Board member for aggregate consideration of $1,700 consisting of services rendered. The Company valued these shares at $0.0001/share (See Note 5).

In October 2021, the Company issued 330,000 shares of common stock to a related party for $100,000 ($0.303/share) (See Note 5).

On September 13, 2021, the Company entered into an employment agreement with its President, effective October 1, 2021. The initial term of the agreement is through October 1, 2024, at an annual salary of $120,000. An annual salary will increase to $350,000 upon Company’s common stock listed from OTC Markets-Pink Sheets to NASDAQ (the “Uplist”) or becoming a publicly traded Company. In addition, for each calendar year ending during the term of the agreement, the employee is eligible to receive an annual bonus with a target amount equal to 55% of the base salary earned by the employee. The employee is also entitled to a performance bonus of $100,000 if the Company merges with public Company or if the stock becomes public and trading on a public exchange or if the employee arranges for a documentary to be produced based on the Company, which is schedule to be released on television, streaming, or otherwise widely distributed. The employee was also granted 16,000,000 shares of the Company’s stock at the beginning of employment. The Company valued these shares at $0.0001/share with a fair value of $1,600 (See Note 5). During the employment period, the employee is also entitled to a guaranteed annual bonus for $100,000 for the first year of employment and $350,000 for each of the second and third year of employment. The guaranteed bonus is to be paid on a semi-annual basis with the first payment due six months from the date of the agreement. Effective November 16, 2021, and until March 31, 2022, the Company held off on paying and accruing any payroll. For the period ended December 31, 2021, the Company expensed $15,000 as a component of general and administrative expenses in the statements of operations (See Note 6).

On September 13, 2021, the Company entered into an employment agreement with its Chief Financial Officer, effective October 1, 2021. The initial term of the agreement is through October 1, 2024, at an annual salary of $120,000. An annual salary will increase to $220,000 upon Company’s common stock listed from OTC Markets-Pink Sheets to NASDAQ (the “Uplist”) or becoming a publicly traded Company. In addition, for each calendar year ending during the term of the agreement, the employee is eligible to receive an annual bonus with a target amount equal to 55% of the base salary earned by the employee. The employee was also granted 900,000 shares of the Company’s stock at the beginning of employment. The Company valued these shares at $0.0001/share with a fair value of $900 (See Note 5). During the employment period, the employee is also entitled to a guaranteed annual bonus for $100,000 for the first year of employment and $350,000 for each of the second and third year of employment. The guaranteed bonus is to be paid on a semi-annual basis with the first payment due six months from the date of the agreement. Effective November 16, 2021, and until March 31, 2022, the Company held off on paying and accruing any payroll. For the period ended December 31, 2021, the Company has expensed $15,000 as a component of general and administrative expenses in the statements of operations As of April 1, 2022, employee monthly salary is reduced to $5,000 per month (See Notes 6 and 8).

On October 1, 2021, the Company entered into a consulting agreement with its Chief Operating Officer. The agreement will continue, until either party terminates, at a monthly project fee of $5,000. The consultant will also receive 1.5% of the funding as compensation for his role in raising funds for company after Company receives $5,000,000 in funding that results from the consultant’s efforts. The consultant is also eligible to receive 60,000 shares of common stock in 180 days upon the execution of the agreement and an additional 40,000 shares of common stock one year after entering the consulting agreement. As of December 31, 2021, no stock was issued and accrued. Effective November 16, 2021, and until March 31, 2022, the Company held off on paying and accruing any payroll. For the period ended December 31, 2021, the Company expensed $5,000 as a component of general and administrative expenses in the statements of operations (See Note 6).

On October 1, 2021, the Company issued a promissory note to the Company’s President for $24,990. The note was unsecured, non-interest bearing and due on demand. As of December 31, 2021, the balance was $24,990. On March 15, 2022, the Company repaid $24,990 (See Notes 3 and 8).

On October 2, 2021, the Company issued a promissory note to an entity controlled by the Company’s President for $350,000. The note was unsecured, non-interest bearing and due in three years. During the period ended December 31, 2021, the Company repaid $190,000. As of December 31, 2021, the balance was $160,000. The remaining principal of $160,000 was repaid during the first quarter of 2022 (See Notes 3 and 8).

MAKAMER, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD ENDED DECEMBER 31, 2021

Note 8 – Subsequent Events

Subsequent to December 31, 2021, the Company had the following transactions:

Plan of Merger and Reorganization and Reverse Acquisition

On April 1, 2022, Makamer Holdings, Inc. completed its acquisition of the Company. Pursuant to the terms of the Merger Agreement by and among the Makamer Holdings, Inc., the Merger Sub, and the Company, at the Effective Time of the Merger, Merger Sub merged with and into the Company, with the Company continuing as the surviving entity and a wholly-owned subsidiary of the Makamer Holdings, Inc. The Merger became effective upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware on April 1, 2022.

At the Effective Time of the Merger, the stockholders of the Company exchanged a total of 19,986,667 shares of the Company common stock (representing 100% of the Company’s outstanding shares) for an aggregate of 30,000,000 shares of common stock of the Makamer Holdings, Inc. (the “Merger Shares”), with each the Company’s stockholders receiving a pro rata portion of the Merger Shares based upon the total number of shares of the Company’s common stock held by such the Company’s stockholders immediately prior to the Effective Time.

In connection with the Merger, the Company assigned its U.S. Provisional Patent Application No. 63/271,978, filed October 26, 2021, having the title “Biodegradable Plastic Composite Containing Fibers,” to the Makamer Holdings, Inc.

Makamer Holdings, Inc. agreed that $1,000,000 of Makamer Holdings, Inc. cash will be used to expand the Company business, including for sales and marketing, research and development, evaluating other synergistic acquisitions, and working capital and general corporate purposes.

In connection with the Merger, certain pre-Merger stockholders of the Makamer Holdings, Inc. agreed to return 1,450,000 shares of the Makamer Holdings, Inc. common stock to the Makamer Holdings, Inc. for cancellation within 30 days of the closing (the “Share Cancellation”). The Share Cancellation has not yet occurred.

Following the issuance of the Merger Shares and the Share Cancelation, Makamer Holdings, Inc. will have an aggregate of 36,347,004 shares of common stock issued and outstanding.

Stock Issued for Cash – Common Stock

From January to March 2022, the Company issued 706,667 shares of common stock for $795,000 ($1 - $2/share).

Stock Issued for Services – Common Stock

In March 2022, the Company issued 60,000 shares of common stock each to two consultants for aggregate consideration of $210,000 consisting of services rendered. The Company valued these shares at $1.75/share.

On April 1, 2022, the Company approved a Plan of Merger with Makamer Holdings, Inc. under a Form 8-K filed with the United States Securities and Exchange Commission.  Pursuant to the merger, the Company issued 1,750,000 shares of common stock to consultants and employee based on the agreements entered during 2021-year end (See Note 6).

Right-of-Use Operating Lease – Sublease

The Company executed a sub-lease for the period from May 5, 2022, through November 30, 2023. The Company will account for this sub-lease pursuant ASC 842,” Leases”.

The Company is required to make payments of $6,479 per month for year one (May 2022 – October 2022) and $6,829 per month for year two (November 2022 – November 2023) as follows for the years ended December 31.

MAKAMER, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD ENDED DECEMBER 31, 2021

The Company also paid a security deposit of $20,487.

2022	$38,874
2023	81,948
Total	$120,822

Fee Sharing Agreement

On May 3, 2022, the Company entered into a fee sharing agreement with a consultant. The Company will pay the consultant 6% of the price of the products sold originated by the consultant.

Employment Agreement – Related party

As of April 1, 2022, Chief Financial Officer’s monthly salary was reduced to $5,000 per month (See Notes 6 and 7).

Consulting Agreements – Third Parties

On April 1, 2022, the Company entered into several consulting agreements at a project fee of $5,000 per month (See Note 6).

Note Payable – Related Party

During February and March 2022, the Company repaid in full the remaining principal balance of $160,000 related party promissory note dated October 2, 2021 (See Notes 3 and 7).

On March 15, 2022, the Company repaid in full the remaining principal balance of $24,990 related party promissory note dated October 1, 2021 (See Note 3 and 7).